UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2017

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director. On March 27, 2017, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) elected Susan J. Helms as a director. Ms. Helms will serve as a Class III director and her term on the Board will expire at the Company’s annual meeting of stockholders in 2019. In connection with her appointment, the Board has determined that Ms. Helms will serve as a member of the Reserves Committee. In addition, the Board has determined that Ms. Helms is an independent director under Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934.

There are no understandings or arrangements between Ms. Helms and any other person pursuant to which Ms. Helms was elected to serve as a director of the Company. There are no relationships between Ms. Helms and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Ms. Helms will receive compensation in accordance with the Company’s policies for compensating non-employee directors.

In connection with Ms. Helms’s election to the Board, the Company entered into an indemnification agreement with Ms. Helms on March 27, 2017. The form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The indemnification agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Ms. Helms, in her capacity as a director, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The indemnification agreement also obligates the Company to promptly advance all expenses incurred in connection with any claim. Ms. Helms is, in turn, obligated to reimburse the Company for all amounts so advanced if it is later determined that Ms. Helms is not entitled to indemnification. The indemnification provided under the indemnification agreement is not exclusive of any other indemnity rights; however, double payment to Ms. Helms is prohibited.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2017, the Board adopted amendments to Article I, Section 1.7 of the Company’s Third Amended and Restated Bylaws (the “Bylaws”) to provide for a majority vote standard for the election of directors. In future uncontested elections of directors, each director of the Company will be elected if the number of votes cast for the director’s election exceeds the number of votes cast against the director’s election. Under previous Bylaw provisions, directors were elected by a plurality of votes cast. In all director elections other than uncontested elections, directors will continue to be elected by a plurality of votes cast.

The Bylaws as amended became effective immediately upon their adoption by the Board. A copy of the Bylaws as amended is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated Bylaws of Concho Resources Inc.

10.1	Form of Director and Officer Indemnification Agreement between Concho Resources Inc. and Ms. Helms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: March 28, 2017	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated Bylaws of Concho Resources Inc.

10.1	Form of Director and Officer Indemnification Agreement between Concho Resources Inc. and Ms. Helms.